Exhibit 10.4

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of June 30, 2012, by and between COMERICA BANK (“Bank”) and CERUS CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 30, 2011 (as amended from time to time, including without limitation, by that certain Amendment to Loan and Security Agreement dated as of December 13, 2011, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.	Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

II.	Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article IV hereof, the Agreement is hereby amended as set forth below.

A.	Section 2.5(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

(a)	Revolving Line Facility Fee. On June 30, 2012, a fee on account of the Revolving Line equal to Fifteen Thousand Dollars ($15,000), which shall be nonrefundable; provided that each anniversary thereafter the fee on account of the Revolving Line shall equal Twenty Thousand Dollars ($20,000), which shall be nonrefundable.

B.	Bank’s contact person for notices set forth in Section 10 of the Agreement is hereby changed from “Brian G. Demmert, Senior Vice President” to “Jeff Chapman, Senior Vice President”.

C.	The following defined terms in Exhibit A to the Agreement are hereby amended and restated in their entirety to read as follows:

“Revolving Line” means a Credit Extension of up to Four Million Dollars ($4,000,000); provided that the amount of the Revolving Line shall be automatically increased by any portion of the Growth Capital Line which is not advanced by Bank to Borrower under Tranche A and Tranche B.

“Revolving Maturity Date” means June 30, 2014.

D.	Exhibit F (Pricing Addendum) is hereby deleted in its entirety and replaced with the attached Exhibit F.

AMENDMENT

III.	Legal Effect.

A.	The Agreement is hereby amended wherever necessary to reflect the changes described above. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Agreement.

B.	Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Agreement and the other Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Agreement and the other Loan Documents remain unchanged, and in full force and effect. Bank’s agreement to modifications to the existing Agreement pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Agreement. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties, all makers and endorsers of the Agreement and the other Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

C.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

IV.	Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement and the other Loan Documents remain in full force and effect. The effectiveness of this Amendment is conditioned upon receipt by Bank of:

A.	This Amendment, duly executed by Borrower;

B.	Corporation Resolutions and Incumbency Certification, duly executed by Borrower;

C.	A legal fee from Borrower in the amount of $500; and

D.	Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CERUS CORPORATION

By:	/s/ Howard G. Ervin
Name:	Howard G. Ervin
Title:	V.P. Legal Affairs and Chief Legal Officer

COMERICA BANK

By:	/s/ Jeff Chapman
Name:	Jeff Chapman
Title:	SVP

AMENDMENT

Corporation Resolutions and Incumbency Certification

Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of CERUS CORPORATION, a Delaware corporation (the “Corporation”) and the keeper of the records of the Corporation; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.	Any one (1) of the following President and Chief Executive Officer, Chief Financial Officer (if and when appointed), Chief Accounting Officer and Chief Legal Officer of the Company are/is authorized, for, on behalf of, and in the name of Cerus Corporation (the “Company”) to:

(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (“Bank”), a Texas banking association, from time to time, in a principal amount not exceeding Twelve Million Dollars ($12,000,000) at any time outstanding;

(b)	Discount with the Bank, commercial or other business paper belonging to the Company made or drawn by or upon third parties, in a principal amount not exceeding Twelve Million Dollars ($12,000,000) at any time outstanding;

(c)	Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Company, whether or not registered in the name of the Company;

(d)	Give security for any liabilities of the Company to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Company; and

(e)	Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, ,and any and all amendments or modifications thereto, any or all of which may relate to all or to substantially all of the Company’s property and assets.

2.	Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not;

3.	Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Company.

4.	These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.	Any person, company or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Company.

AMENDMENT

6.	The Bank may consider the holders of the offices of the Company and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Company until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

William M. Greenman	President and Chief Executive Officer	/s/ William M. Greenman

Kevin D. Green	Chief Accounting Officer	/s/ Kevin D. Green

Howard G. Ervin	Chief Legal Officer	/s/ Howard G. Ervin

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal of said Corporation to be affixed on June 30, 2012.

/s/ Lori L. Roll
Secretary

The Above Statements are Correct.	/s/ Stephanie Dillon
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

AMENDMENT